Exhibit 4.8

                  EMPLOYEE NON-QUALIFIED STOCK OPTION AGREEMENT
                  ---------------------------------------------

      THIS STOCK OPTION AGREEMENT (the "Agreement") is entered into as of the ______ day of _______, 200__ between UltraStrip Systems, Inc. (the "Company") and ___________ (the "Optionee").

      WHEREAS, by action taken by the board of directors (the "Board") of the Company, it has adopted the 2003 Equity Incentive Plan (the "Plan"); and

      WHEREAS, pursuant to the Plan, it has been determined that in order to enhance the ability of the Company to attract and retain qualified employees, the Company has granted the Optionee the right to purchase the common stock of the Company pursuant to stock options.

      NOW THEREFORE, in consideration of the mutual covenants and promises hereafter set forth and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

      1. GRANT OF NON-QUALIFIED OPTIONS. The Company irrevocably grants to the Optionee, as a matter of separate agreement and not in lieu of salary or other compensation for services, the right and option to purchase all or any part of an aggregate of __________ shares of authorized but unissued or treasury common stock of the Company (the "Options") on the terms and conditions herein set forth.

      2. PRICE. The exercise price of the shares of common stock subject to the Options shall be $________.

      3.    VESTING-WHEN EXERCISABLE.

            (a)   The Options shall vest and become exercisable as follows:

_______________________________________________________________________
_______________________________________________________________________
_______________________________________________________________________.

            (b) Subject to Sections 3 and 4 of this Agreement, the Options shall remain exercisable for _______ years from the date of grant. Notwithstanding anything to the contrary in this Agreement, the Options may not be exercised more than 10 years from the date the Options are granted.

            (c) Notwithstanding any other provision of this Agreement, at the option of the Board of Directors or the Compensation Committee, all Options, whether vested or unvested shall be immediately forfeited in the event of:

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                  (1)   Termination for any reason including without cause and
including, but not limited to, fraud, theft, employee dishonesty and violation of Company policy;

                  (2) Purchasing or selling securities of the Company without written authorization in accordance with the Company's inside information guidelines then in effect;

                  (3) Breaching any duty of confidentiality including that required by the Company's inside information guidelines then in effect;

                  (4)   Competing with the Company;

                  (5) Being unavailable for consultation after leaving the Company's employ if such availability is a condition of any agreement between the Company and the Optionee;

                  (6) Recruitment of Company personnel after termination of employment, whether such termination is voluntary or for cause;

                  (7) Failure to assign any invention or technology to the Company if such assignment is a condition of employment or any other agreements between the Company and the Optionee; or

                  (8) A finding by the Company's Board that the Optionee has acted against the interests of the Company.

      4.    TERMINATION OF RELATIONSHIP.

            (a) If for any reason, except death or disability as provided below, the Optionee ceases to act as an employee of the Company, all rights granted hereunder shall terminate effective three months from the date the Optionee ceases to act as an employee, except as otherwise provided for herein.

            (b) If the Optionee shall die while an employee of the Company, his estate or any Transferee, as defined herein, shall have the right within 12 months from the date of the Optionee's death to exercise the Optionee's vested Options, subject to Section 3(c). For the purpose of this Agreement, "Transferee" shall mean a person to whom such shares are transferred by will or by the laws of descent and distribution.

            (c) If the Optionee ceases to act as an employee of the Company because the Optionee becomes disabled while employed by the Company within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, the Optionee shall have the right within 12 months from the date the Optionee became disabled to exercise the Optionee's Options.

            (d) No transfer of the Options by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the letters testamentary or such other evidence as the Board may deem necessary to establish the authority of the estate and the acceptance by the Transferee or Transferees of the terms and conditions of the Options.

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            (e)   Notwithstanding anything contained in this Section 4, an
Option may not be exercised later than the Option's expiration date set forth in
Section 3(b).

      5. PROFITS ON THE SALE OF CERTAIN SHARES; REDEMPTION. If any of the events specified in Section 3(c) of this Agreement occur within one year from the last date of employment (the "Termination Date") (or such longer period required by any written employment agreement), all profits earned from the sale of the Company's securities, including the sale of shares of common stock underlying the Options, during the two-year period commencing one year prior to the Termination Date shall be forfeited and forthwith paid by the Optionee to the Company. Further, in such event, the Company may at its option redeem shares of common stock acquired upon exercise of the Options. The Company's rights under this Section 5 do not lapse one year from the Termination Date but are a contract right subject to any appropriate statutory limitation period.

      6. METHOD OF EXERCISE. The Options shall be exercisable by a written notice which shall:

            (a) state the election to exercise the Options, the number of shares to be exercised, the person in whose name the stock certificate or certificates for such shares of common stock is to be registered, his address and social security number (or if more than one, the names, addresses and social security numbers of such persons);

            (b) contain such representations and agreements as to the holder's investment intent with respect to such shares of common stock as set forth in
Section 10 hereof;

            (c) be signed by the person or persons entitled to exercise the Options and, if the Options are being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Options.

            (d) be accompanied by full payment of the purchase or exercise price therefor in United States dollars by (i) cash, (ii) check, (iii) promissory note if approved by the Compensation Committee or (iv) any combinations of the foregoing methods of payment.

      The certificate or certificates for shares of common stock as to which the Options shall be exercised shall be registered in the name of the person or persons exercising the Options.

      7. ANTI-DILUTION PROVISIONS. The Options granted hereunder shall have the anti-dilution rights set forth in the Plan.

      8. NECESSITY TO BECOME HOLDER OF RECORD. Neither Optionee nor his/her estate, as provided in Section 4(d), shall have any rights as a shareholder with respect to any shares of common stock covered by the Options until such person shall have become the holder of record of such shares. No adjustment shall be made for cash dividends or cash distributions, ordinary or extraordinary, in respect of such shares for which the record date is prior to the date on which he/she shall become the holder of record thereof.

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      9.    RESERVATION OF RIGHT TO TERMINATE RELATIONSHIP. Nothing contained in this Agreement shall restrict the right of the Company to terminate the relationship of the Optionee at any time, with or without cause. The termination of the relationship of the Optionee by the Company, regardless of the reason therefor, shall have the results provided for in Sections 4 and 5 of this Agreement.

      10. CONDITIONS TO EXERCISE OF OPTIONS. In order to enable the Company to comply with the Securities Act of 1933 (the "Securities Act") and relevant state law, the Company may require the Optionee, his estate, or any Transferee, as a condition of the exercising of the Options granted hereunder, to give written assurance satisfactory to the Company that the shares subject to the Options are being acquired for his own account, for investment only, with no view to the distribution of same, and that any subsequent resale of any such shares either shall be made pursuant to a registration statement under the Securities Act and applicable state law which has become effective and is current with regard to the shares being sold, or shall be pursuant to an exemption from registration under the Securities Act and applicable state law.

      The Options are subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the shares of common stock subject to the Options upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with the issue or purchase of shares under the Options, the Options may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected.

      11.   STOP-TRANSFER ORDERS.

            (a) The Optionee agrees that, in order to ensure compliance with the restrictions set forth in the Plan and this Agreement, the Company may issue appropriate "stop transfer" instructions to its duly authorized transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

            (b) The Company shall not be required (i) to transfer on its books any shares of the Company's common stock that have been sold or otherwise transferred in violation of any of the provisions of the Plan or the Agreement or (ii) to treat the owner of such shares of common stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares of common stock shall have been so transferred.

      12. DUTIES OF COMPANY. The Company shall at all times during the term of the Options:

            (a) Reserve and keep available for issue such number of shares of its authorized and unissued common stock as will be sufficient to satisfy the requirements of this Agreement;

            (b) Pay all original issue taxes with respect to the issue of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith;

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            (c)   Use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

      13. PARTIES BOUND BY PLAN. This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference). The Plan and each determination, interpretation or other action made or taken pursuant to the provisions of the Plan shall be final and shall be binding and conclusive for all purposes on the Company and the Optionee and his respective successors in interest. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail. Any capitalized term not defined in the Agreement shall have the meaning given to such term by the Plan.

      14. SEVERABILITY. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

      15. ARBITRATION. Any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Martin County, Florida (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

      16. BENEFIT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

      17. NOTICES AND ADDRESSES. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar overnight next business day delivery, or by facsimile delivery followed by overnight next business day delivery, as follows:

      The Optionee:

      The Company:                      UltraStrip Systems, Inc.
                                        3515 S.E. Lionel Terrace
                                        Stuart, FL 34996
                                        Facsimile: (772) 781-4778

      with a copy to:                   Michael D. Harris, Esq.
                                        1555 Palm Beach Lakes Blvd., Suite 310
                                        West Palm Beach, FL 33401
                                        Facsimile: (561) 659-0701

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or to such other address as any of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be evidence of successful facsimile delivery. Time shall be counted from the date of transmission.

      18. ATTORNEY'S FEES. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney's fee, costs and expenses.

      19. GOVERNING LAW. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of Florida without regard to choice of law considerations.

      20. ORAL EVIDENCE. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

      21. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

      22. ADDITIONAL DOCUMENTS. The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

      23. SECTION OR PARAGRAPH HEADINGS. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

      IN WITNESS WHEREOF the parties hereto have set their hand and seals the day and year first above written.

WITNESSES:                              ULTRASTRIP SYSTEM, INC.

_______________________________         By:_________________________________
                                           James C. Rushing III,
                                           Chief Financial Officer

                                           OPTIONEE

______________________________              ________________________________
                                            ________________________________

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